U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C.

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT

Date of Report (Date of earliest event reported): February 18, 2010.

ubroadcast, inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1666 Garnet Avenue, Suite 312, San Diego, California 92109
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 352-6975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
ubroadcast, inc.

Item 1.01. Entry into a Material Definitive Agreement.

Plan and Agreement of Reorganization

              On February 18, 2010, we executed a plan and agreement of reorganization to acquire iVu Media Corp., a Delaware corporation (“IMC”). The reorganization agreement requires us to issue a total of 10,000,000 shares of our common stock.

              In determining the number of shares of our common stock to be issued under the reorganization agreement, our board of directors did not employ any standard valuation formula or any other standard measure of value. Rather, the number of shares that was issued was determined through arm’s-length negotiations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

              On February 24, 2010, we consummated the plan and agreement of reorganization with the shareholders of IMC, whereby we acquired 100% of the outstanding shares of common stock of IMC. IMC is now one of our wholly-owned subsidiaries. Under the reorganization agreement, we issued a total of 10,000,000 shares of our common stock to the IMC shareholders, in exchange for their common stock of IMC.

              IMC (www.ivumedia.com) is an Alexandria, VA-based software company that developed and owns a state-of-the-art Video Content Management (VCM) system. IMC’s VCM works in tandem with a High Definition Playback technology, an Internet broadcasting platform that has attracted Fortune 500 clients, including Sony, Ford and Honda, Fox Sports and many leading international broadcasting firms.

              The IMC platform offers a rich set of next generation features and functions focused on enhancing the user online video viewing experience. The platform offers the industry first multi-player playback technology as well as the industry first true interactive experience through contextual ad-serving capabilities, user interactive social networking capabilities, multiple viewing options such as PPV and P2V as well as a comprehensive administrative and business reporting and dashboard.

              The IMC platform sets a new vision of how rich content should be managed and monetized offering extensive management capabilities of digital assets with full DRM protection and geo-blocking features, as well as support for multi-level portal design for retailers and affiliates with full workflow and process automation of content distribution and tracking.

              By integrating IMC VCM into our current Internet broadcasting platform, ubroadcast.com, we will have significantly increased the flexibility and power of our Internet broadcasting platform, placing it, we believe, in a stronger position to generate revenues from the ubroadcast.com website’s operations, especially within the corporate communications niche market.

              Formed in March 2009, IMC generated total revenues of $446,000 (unaudited) and a net profit of $33,000 (unaudited) for the period ended December 31, 2009.

Item 3.02. Unregistered Sales of Equity Securities.

In February 2010, we issued shares of common stock, as follows:
1.	(a)	Securities Sold. 10,000,000 shares of common stock were issued.
(b)	Underwriter or Other Purchasers. Such shares of common stock were issued to Peter Rusy (8,000,000 shares) and Ashraf M. Rofail (2,000,000 shares).
(c)	Consideration. Such shares of common stock were issued to a plan and agreement of reorganization in exchange for all of the outstanding common stock of iVu Media Corp., a Delaware corporation.
(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. Each of the persons to whom shares of our common stock were issued was a sophisticated investor capable of evaluating an investment in our company.

Item 9.01. Financial Statements and Exhibits

              (d)         Exhibits.

Exhibit No.	Description
2.1	Plan and Agreement of Reorganization among ubroadcast., inc. and the shareholders of iVu Media Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

              Dated: March 9, 2010.                                    UBROADCAST, INC.

                                                                                      By: /s/ JOHN L. CASTIGLIONE
                                                                                                    John L. Castiglione
                                                                                                    President